Form 10-Q                                                Crawford & Company
Quarter Ended March 31, 1998                             Page 19
                                                         Exhibit 15.1




To the Stockholders and
Board of Directors of
Crawford & Company:

We are aware that Crawford & Company has incorporated by reference in its previously filed Registration Statement File No. 2-78989, Registration Statement File No. 33-22595, Registration Statement File No. 33-47536, Registration Statement File No. 33-36116, Registration Statement File No. 333-2051, Registration Statement File No. 333-24425, and Registration Statement File No. 333-24427, its Form 10-Q for the quarter ended March 31, 1998, which includes our report dated May 4, 1998 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


                                   Arthur Andersen LLP


Atlanta, Georgia
May 4, 1998